UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       July 8, 1994



                    AMERICAN CYANAMID COMPANY
       (Exact name of registrant as specified in charter)



                 Commission file number  1-3426



           MAINE                                    13-0430890
(State or Other Jurisdiction of                (I.R.S.  Employer
Incorporation or Organization                  Identification No.)



               ONE CYANAMID PLAZA, WAYNE, NJ 07470
            (Address of principal executive offices)



                         (201) 831-2000
      (Registrant's telephone number, including area code)

  Item 5.  Other Events.

     On July 8, 1994, American Cyanamid Company ("Cyanamid") announced that it has agreed in principle to sell its Davis & Geck wound management business to its European joint venture partner, B. Braun Melsungen AG of Germany, for proceeds of approximately $220,000,000, which include an intermediate term dividend-paying preferred stock investment in the combined B. Braun and Davis & Geck business. Cyanamid also will enter into a multi-year manufacturing agreement with B. Braun and will continue to own and operate its major suture plant in Manati, Puerto Rico. The sale is subject to the finalization of definitive agreements and required government approvals.

     B. Braun is a privately held, research-based company, that develops and manufactures specialty medical products for surgical and hospital use and markets them throughout the world. Cyanamid and B. Braun currently are partners in joint venture wound management companies in Germany, Portugal and Spain. Davis & Geck has operations in 60 countries, and had 1993 sales of approximately $300,000,000.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMERICAN CYANAMID COMPANY
                                   (Registrant)



                                   By:R. T. Ritter____________
                                      R. T. Ritter
                                      Controller and Principal
                                        Accounting Officer


July 19, 1994